Exhibit 10.4

PURCHASE AND SALE AGREEMENT

           This PURCHASE AND SALE AGREEMENT ("Agreement") is made as of July 18, 2006, by and between SELECT RESOURCES CORPORATION, INC., a Delaware corporation ("Seller"), and TRANS-WESTERN MATERIALS, INC., a Washington corporation ("Buyer"), with Buyer being the successor in interest to Trans-Western Materials, LLC. Buyer and Seller are individually referred to herein as a "Party" and collectively referred to herein as the "Parties".

RECITALS

WHEREAS, on or about November 15, 2004, Seller and Buyer entered into a joint venture agreement (the "JV Agreement");

           WHEREAS, pursuant to the terms and conditions of the JV Agreement, the Seller and Buyer formed a limited liability company, Alpha Mineral and Chemical, LLC, which subsequently changed its name to Tri-Western Resources, LLC, a Delaware limited liability company ("TWR"). The Parties thereafter entered into that certain Limited Liability Company Agreement (the "LLC Operating Agreement") in connection with TWR with an effective date of November 18, 2004;

WHEREAS, Buyer owns: (a) 5,000,000 Membership Units of TWR, which represents 50% of the entire membership interest in TWR, and (b) 50% of the ownership interest in the JV Agreement;

WHEREAS, Seller owns: (a) 5,000,000 Membership Units of TWR, which represents 50% of the entire membership interest in TWR, and (b) 50% of the ownership interest in the JV Agreement;

WHEREAS, Buyer desires to purchase, and Seller desires to sell, Seller's entire interest in: (a) TWR and (b) the JV Agreement; and

WHEREAS, Buyer understands that the assets of TWR are in an "as-is, where is" condition with all faults and Seller is making, and shall make, no representations as to such assets.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

           Terms that are used herein but not defined have the meanings set forth in the LLC Operating Agreement, or if not so defined in the LLC Operating Agreement, in the JV Agreement. The following terms shall have the meanings set forth below:

"Agreement" has the meaning set forth in the introductory paragraph hereof.

"Aggrieved Party" has the meaning set forth in Section 13.03 hereof.

"Bill of Sale" has the meaning set forth in Section 4.02 hereof.

"Breaching Party" has the meaning set forth in Section 13.03 hereof.

"Buyer" has the meaning set forth in the introductory paragraph hereof.

"Buyer Related Documents" has the meaning set forth in Section 4.02(a)(ii) hereof.

"Casualty" has the meaning set forth in Section 8.04 hereof.

"Cinders Agreement" means that certain Cinders Agreement dated as of July 18, 2006, between SRC and TWM in connection with the Red Cinder Pit.

"Claim" has the meaning set forth in Section 12.03 hereof.

"Closing" has the meaning set forth in Section 4.01 hereof.

"Closing Date" has the meaning set forth in Section 4.01 hereof.

"Costs and Expenses" has the meaning set forth in Section 13.03 hereof.

"Deposit" has the meaning set forth in Section 3.03(a) hereof.

            "Disclosure Schedule" means that certain Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement, a true and correct copy of which is attached to this Agreement as Schedule "A", and shall be in form and substance mutually satisfactory to Seller and to Buyer.

            "Environmental Laws" means all applicable laws, statutes, ordinances, rules, regulations, orders and final determinations of any governmental authority and all common law, pertaining to health or safety, pollution or protection of the environment, including without limitation to the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act, as amended, the National Environmental Policy Act, the California Porter-Cologne Water Quality Act, the California Safe Drinking Water and Toxic Enforcement Act of 1986 and any comparable or similar state or local laws, as all exist as of the time of the Closing and are thereafter amended.

            "Environmental Matters" means all present and future claims, obligations or liabilities (contingent or otherwise and including, without limitation, liability for response costs, personal injury, property damage or natural resource damage) and matters arising from or relating to environmental, health and safety matters, including but not limited to the presence or alleged presence, disposal, release or threatened release of Hazardous Substances, all present or future violations of Environmental Law and all matters arising under CERCLA or any other Environmental Laws.

"Facilities" means all mines, plants and buildings in which TWR is conducting its business operations.

"Hazardous Substances" means any substance, pollutant, material or waste regulated pursuant to Environmental Laws.

"Indemnitee" has the meaning set forth in Section 12.03 hereof.

"Indemnitor" has the meaning set forth in Section 12.03 hereof.

"JV Agreement" has the meaning set forth in the first recital hereof.

"LLC Operating Agreement" has the meaning set forth in the second recital hereof.

"Member" has the meaning as defined in the LLC Operating Agreement.

"Mineral Inventory" means mined raw materials and processed raw materials prior to sale.

"Non-Competition Agreement" has the meaning set forth in Section 4.02(a)(v) hereof.

"Person" means an individual, proprietorship, trust, estate, personal representative, partnership, limited liability company, joint venture, association, company, corporation or other entity.

"Purchase Price" has the meaning set forth in Section 3.01 hereof.

"Purchase Price Adjustment" has the meaning set forth in Section 3.01 hereof.

"Red Cinder Pit" means that certain existing red cinder quarry located in the Southeast quadrant of Section 6, Township 11 North, Range 6 West, SBBM, Kern County, California.

"Seller" has the meaning set forth in the introductory paragraph hereof.

"Seller Related Documents" has the meaning set forth in Section 4.02(b)(ii) hereof.

"SRC Interest" has the meaning set forth in Section 2.02 hereof.

"SRC JV Interest" has the meaning set forth in Section 2.01(b) hereof.

"SRC Membership Units" has the meaning set forth in Section 2.01(a) hereof.

"SRC Promissory Note, Number 1" has the meaning set forth in Section 2.01(c) hereof.

"SRC Promissory Note(s), Number 2" has the meaning set forth in Section 2.01(d) hereof.

"Triggering Event" has the meaning set forth in Section 13.03 hereof.

"Tri-Valley" means Tri-Valley Corporation, a Delaware corporation.

"TWR" has the meaning set forth in the second recital hereof.

            "TWR Assets" means (i) all equipment installed by TWR on or before the Closing Date, including, but not limited to, grinding, screening and storage equipment, furniture, fixtures, laboratory equipment, parts inventory, and to the extent completed, the basalt screening capital expansion project, (ii) all equipment, rolling stock, furniture, electronic equipment, fixtures, fuel and parts inventory owned or leased by TWR and located at the Boron mine site, (iii) all permits, bonds, mining rights and customer agreements, if any, held in the name of TWR on the Closing Date, (iv) equipment owned or leased by TWR and located at 220 Industrial Street, Bakersfield, California, and (v) Mineral Inventory.

"TWR Business Records" has the meaning set forth in Section 8.02 hereof.

ARTICLE II
THE ACQUISITION

           2.01     Purchase and Sale of SRC Interest. Subject to and upon the terms and conditions hereof, Seller agrees to sell, transfer, assign, convey, set over and deliver to Buyer, and Buyer agrees to purchase and to acquire from Seller, for the price set forth in Section 3.01 hereof, at the Closing referred to in Article IV hereof, the following:

(a) All of Seller's membership interest in TWR (5,000,000 Membership Units) ("SRC Membership Units");

(b) All of Seller's interest in the JV Agreement (50% interest) ("SRC JV Interest");

(c) Promissory Note ("SRC Promissory Note, Number 1") payable by TWR to Seller in the original principal amount of $2,650,000.00 dated as of November 15, 2005; and

                       (d)     Promissory Note(s) ("SRC Promissory Note(s), Number 2") payable by TWR to Seller for Support Services and Administration Fees pursuant to Section V(I)(l) of the Joint Venture Agreement and Article 5, paragraph 5.1.4 of the LLC Operating Agreement, the final amount of which shall be calculated to include principal and interest payable thereon as of the date of the Closing.

           2.02     SRC Interest. The SRC Membership Units, the SRC JV Interest, the SRC Promissory Note, Number 1 and the SRC Promissory Note(s), Number 2 are hereinafter collectively referred to as the "SRC Interest".

ARTICLE III
PURCHASE PRICE

           3.01     Purchase Price. The total purchase price ("Purchase Price") for the sale of the SRC Interest to Buyer shall be Nine Million United States Dollars (US$9,000,000), subject to adjustment as set forth in Section 3.02 below, and shall be paid by Buyer to Seller as described in Section 3.03 below.

           3.02     Adjustments. The Purchase Price shall be increased by the cash amount advanced by Seller to TWR for capital and operating expenditures incurred and paid for in accordance with the terms of the LLC Agreement from May 1, 2006 until the Closing Date, to support the operations of TWR, up to a maximum amount ("Purchase Price Adjustment") of Nine Hundred Seventy-Five Thousand United States Dollars (US$975,000) so long as the Closing occurs on or before August 31, 2006, and if the Closing occurs after August 31, 2006, the Purchase Price Adjustment will be increased by Ten Thousand United States Dollars (US$10,000) for each day that the Closing occurs after August 31, 2006, up to an including October 15, 2006, at which time this Agreement will terminate unless extended in writing by the Parties hereto.

3.03 Payment.

                      (a)     Payment Prior to Closing. Buyer shall deposit non-refundable earnest monies ("Deposit") in the amount of Five Thousand United States Dollars (US$5,000.00) into an escrow or trust account mutually agreed upon by Buyer and Seller concurrent with the execution of this Agreement. The Deposit will be applied to the Purchase Price. If the Closing is not completed, the Deposit funds will be paid to Seller, unless the failure to close is caused by a breach by Seller or by Buyer's exercise of its right to terminate this Agreement pursuant to Section 13.01(b). The costs and expenses, if any, of any such escrow account or its administration, if any, shall be equally shared by the Buyer and Seller.

                      (b)     Payment at Closing. At Closing, Buyer shall be obligated to deliver to the Seller the sum of Eight Million Nine Hundred Ninety-Five Thousand United States Dollars (US$8,995,000) plus the amount of any adjustments as set forth in Section 3.02, by wire transfer to an account designated by Seller.

3.04 Payables. An estimate of the accounts payable balance at August 30, 2006, is $309,000.

ARTICLE IV
THE CLOSING

           4.01     Place and Time. The closing of the transaction contemplated by this Agreement ("Closing") shall occur when Seller is paid the Purchase Price. The Closing shall take place at the offices of Duane Morris, located at 633 West Fifth Street, Suite 4600, Los Angeles, California, at 10:00 a.m. local time, on or before August 18, 2006 ("Closing Date"). Said Closing Date shall, upon Buyer's written request, be extended for a period not to exceed thirty (30) calendar days by payment in advance to Seller of Five Thousand United States Dollars (US$5,000). Thereafter, the Closing Date shall be extended again for an additional period not to exceed thirty (30) calendar days, but not beyond October 15, 2006, by payment in advance to Seller of Seven Thousand Five Hundred United States Dollars (US$7,500), or if such additional period is less than thirty days, for a pro-rata portion of such amount. If the Buyer exercises one or both of the two options described in the preceding sentence, each of such payments is a payment, not a deposit, and is not refundable, and shall not be applied towards the Purchase Price.

4.02 Deliveries at the Closing.

(a) Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(i) The Purchase Price. The payment of the Purchase Price as set forth in Article III above.

                                    (ii)      Resolutions of Buyer's Board of Directors and Shareholders. A copy of the resolutions adopted by Buyer's board of directors and Buyer's shareholders, approving the transactions contemplated herein and the execution, delivery and performance of this Agreement and the other instruments and documents to be delivered by Buyer hereunder (collectively the "Buyer Related Documents") certified by the Secretary or an Assistant Secretary of Buyer.

                                    (iii)     Mutual Release. A Mutual Release in substantially the form attached hereto as Exhibit "A" between Buyer, on the one hand, and Seller and Tri-Valley, on the other hand, executed by Buyer. A Mutual Release in substantially the form attached hereto as Exhibit "B" between each Shareholder of Buyer, on the one hand, and Seller and Tri-Valley, on the other hand, executed by each Shareholder of Buyer. A Mutual Release in substantially the form attached hereto as Exhibit "C" between TWR, on the one hand, and Seller and Tri-Valley, on the other hand, executed by TWR.

                                    (iv)     Assignment, Conveyance and Bill of Sale. Assignment, Conveyance and Bill of Sale in substantially the form attached hereto as Exhibit "D" (the "Bill of Sale") between Seller and Buyer, executed by Buyer.

                                    (v)      Non-Competition Agreement. A Non-Competition Agreement in the substantially the form attached hereto as Exhibit "E" (the "Non-Competition Agreement") between Buyer and Seller, executed by the Buyer.

(b) Deliveries By Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

                                    (i)       SRC Interest. The certificate, if any, representing the SRC Membership Units and the originals of the SRC Promissory Notes, together with a calculation of the accrued interest due thereon as of the date of the Closing.

                                    (ii)      Resolutions of Seller's Board of Directors. Copy of resolutions adopted by Seller's board of directors approving the transactions contemplated herein and the execution, delivery and performance of this Agreement and the other instruments and documents to be executed and delivered hereunder by Seller (collectively the "Seller Related Documents"), certified by its Secretary or an Assistant Secretary.

                                    (iii)     Mutual Release. A Mutual Release in substantially the form attached hereto as Exhibit "A" between Buyer, on the one hand, and Seller and Tri-Valley, on the other hand, executed by Seller and Tri-Valley. A Mutual Release in substantially the form attached hereto as Exhibit "B" between each Shareholder of Buyer, on the one hand, and Seller and Tri-Valley, on the other hand, executed by Seller and Tri-Valley. A Mutual Release in substantially the form attached hereto as Exhibit "C" between TWR, on the one hand, and Seller and Tri-Valley, on the other hand, executed by Seller and Tri-Valley.

(iv) Assignment, Conveyance and Bill of Sale. Bill of Sale in the substantially the form attached hereto as Exhibit "D" between Seller and Buyer, executed by Seller.

(v) Non-Competition Agreement. A Non-Competition Agreement between Buyer and Seller, executed by the Seller.

                                    (vi)     Resignations of Officers and Directors. The resignation in substantially the form attached hereto as Exhibit "F" of F. Lynn Blystone, Ian Chapman, Thomas J. Cunningham, David Oliver and Henry J. Sandri as Officers and Directors, as the case may be, of TWR.

ARTICLE V
EFFECT OF CLOSING

           5.01     Termination of Seller's Obligations. Upon the Closing of the transaction contemplated hereby, all obligations of Seller to TWR, Buyer, and/or shareholders of Buyer, or vice versa, shall terminate, including but not limited to, (a) any obligation arising from or in connection with JV Agreement and/or the LLC Operating Agreement or the business of TWR, (b) funding obligations, and (c) restrictions on pursuit of corporate opportunities.

           5.02     Termination of TWR's Obligations. Upon the Closing of the transaction contemplated hereby, all obligations of TWR to Seller shall terminate, including but not limited to, (a) arising from or in connection with JV Agreement and/or the LLC Operating Agreement or the business of TWR, and (b) any payments due to Seller under the JV Agreement or the LLC Operating Agreement for support services and administration fees, loans, or interest that arises or may arise from the terms and conditions set forth in the JV Agreement and/or the LLC Operating Agreement.

           5.03     Resignation of Directors and Officers. On the Closing Date (and subject to the transactions contemplated by this Agreement actually Closing), any directors or officers of TWR appointed by Seller shall resign from TWR.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the matters set forth in the Disclosure Schedule, Seller represents and warrants to Buyer that, as of the date of this Agreement and on the Closing Date:

           6.01     Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business and in good standing under the laws of the State of each jurisdiction in which it engages in business. Seller has all necessary corporate power and authority sufficient to enable it to enter into, perform, and carry out the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller.

           6.02     Authorizations. Except as disclosed on the Disclosure Schedule, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Agreement by the Seller.

           6.03     Certain Proceedings. There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending against Seller with respect to the consummation of the transactions herein contemplated.

6.04 Brokers. Seller has not engaged any broker or finder in connection with the transaction contemplated herein.

           6.05     Execution, Delivery, and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's articles of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule, or regulation or any order, judgment or decree to which Seller is a party or by which Seller may be bound or affected. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be affected by bankruptcy, moratorium or similar laws for the benefit of creditors generally, and subject to the availability of equitable relief.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BUYER

Subject to the matters set forth in the Disclosure Schedule, Buyer represents and warrants to Seller that, as of the date of this Agreement and on the Closing Date:

           7.01     Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and duly qualified to do business and in good standing under the laws of the State of each jurisdiction in which it engages in business. Buyer has all necessary corporate power and authority sufficient to enable it to enter into, perform, and carry out the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Buyer.

           7.02     Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Agreement by the Buyer.

           7.03     Certain Proceedings. There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending against Buyer with respect to the consummation of the transactions herein contemplated.

           7.04     Brokers. Buyer has engaged an investment banker in connection with the transactions contemplated herein, and Buyer hereby agrees to indemnify and hold harmless Seller against the claims of any broker or finder or such investment banker or investor providing financing to Buyer.

           7.05     Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by Buyer will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Buyer's certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Buyer is a party or by which Buyer may be bound or affected. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be affected by bankruptcy, moratorium or similar laws for the benefit of creditors generally, and subject to the availability of equitable relief.

           7.06     BUYER OR ITS AGENTS WILL CONDUCT SUCH DUE DILIGENCE AS IT DEEMS APPROPRIATE PRIOR TO CLOSING. BUYER IS NOT OBLIGATED TO CLOSE IF IT DETERMINES THAT THE DUE DILIGENCE UNCOVERS MATERIAL FACTS WHICH DIFFER WITH ITS UNDERSTANDING OR INTERPRETATION OF THIS AGREEMENT AND THAT IT BELIEVES WILL MATERIALLY IMPEDE THE BUSINESS OF TWR. HOWEVER, IF BUYER CHOOSES TO CLOSE, THEN BUYER UNDERSTANDS AND ACCEPTS THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER HEREBY ACKNOWLEDGES THAT THE ASSETS OF TWR ON AND AFTER THE CLOSING ARE IN AN "AS-IS" CONDITION, FREE OF ANY OTHER REPRESENTATIONS OR WARRANTIES BY SELLER, OF ANY KIND, TYPE OR NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ENVIRONMENTAL MATTERS OR HAZARDOUS SUBSTANCES.

ARTICLE VIII
ADDITIONAL COVENANTS
AND
ADDITIONAL REPRESENTATIONS AND WARRANTIES

           8.01     Inspection of Facilities. At all reasonable times prior to Closing, Seller and Buyer will cause the officers and directors of TWR appointed by either to take any actions necessary to cause TWR to make the Facilities available for examination and inspection by Buyer, its agents and representatives. Buyer, as 50% owner of TWR, already has unlimited access to Facilities for inspection.

           8.02     Inspection of Records. Prior to the Closing, Seller and Buyer will cause the officers and directors of TWR appointed by either to take any actions necessary to cause TWR to make available the respective books and records of TWR, including tax and financial records, with respect to all transactions and obligations of TWR, at its offices in Bakersfield, California, for inspection by the Buyer, or by its duly authorized representatives, for reasonable and necessary business purposes at all reasonable times during normal business hours. The right of inspection includes the right to make extracts or copies at the expense of the Buyer, if needed prior to Closing. Upon closing, Seller shall transfer to Buyer the originals of all TWR's business records in the possession of Seller, of which Seller may keep copies, to include but not limited to correspondence files, board of director files, financial files, books and records, equipment warranties, if any, geological and environmental reports and records for the Monarch, Boron and Cantil properties and any and all governmental documents related to permitting ("TWR Business Records").

           8.03     Consummation of Transaction. Neither Buyer nor Seller shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by Buyer or Seller or which would result in any representation or warranty herein contained being untrue in any material respect.

           8.04     Casualty Prior to Closing. If, prior to the Closing, any damage to or loss of any of any asset of TWR occurs due to fire, flood, riot, act of God or other casualty that is not covered by insurance or where the insurance carrier has not accepted liability ("Casualty"), Buyer, at its option, may elect to terminate this Agreement or proceed to Closing.

8.05 Conduct of Business Pending the Closing Date. From the date hereof until the Closing Date, TWR shall continue to operate in accordance with the JV Agreement and the LLC Operating Agreement.

           8.06     Additional Representations and Warranties. Subject to the matters set forth on the Disclosure Schedule, Seller represents and warrants to Buyer to the best of Seller's knowledge, and Buyer represents and warrants to Seller to the best of Buyer's knowledge, each acting in their capacity as a Member of TWR, that, as of the date of this Agreement and on the Closing Date:

                      (a)     Financial Statements; Debts and Encumbrances. TWR has delivered, or will, on or before July 24, 2006, deliver a financial statement dated as of June 30, 2006 to Seller and Buyer, a true and correct copy of which is, or will be, attached hereto as Exhibit "G". TWR has advised Seller and Buyer that such financial statement has been prepared in conformity with generally accepted accounting principles and that, except as disclosed on the financial statement, TWR has no material liabilities, liens or encumbrances, contingent or otherwise, that exceed $10,000 as to a single item or $25,000 in the aggregate.

                      (b)     Equipment List. TWR has delivered, or will, on or before July 24, 2006, deliver to Seller and Buyer a list of equipment of TWR, a true and correct copy of which is, or will be, attached hereto as Exhibit "H", together with a designation as to "Owned" or "Leased," the monthly debt or lease payment for each piece of such equipment, the remaining term and outstanding balance, if any, of any debt or lease thereon. With respect to Exhibit "H", certain equipment listed thereon is located either at: (a) the Boron mine site, (b) the Red Cinder Pit, or (c) 220 Industrial Street, Bakersfield, California.

                      (c)     Permits and Licenses. TWR has delivered, or will, on or before July 24, 2006, deliver to Seller and Buyer a list of permits and licenses held by TWR, a true and correct copy of which is, or will be, attached hereto as Exhibit "I".

           8.07     TWR Delivery of Items Set Forth In Section 8.06. Seller and Buyer understand that the items delivered or to be delivered by TWR to Seller and Buyer, which are described in Section 8.06 of this Agreement, are or will be delivered pursuant to the best knowledge of TWR.

8.08 Survival of Representations and Warranties. The representations and warranties of Seller set forth in Section 8.06 of this Agreement shall expire on the Closing Date.

ARTICLE IX
CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

           Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth below, upon the non-fulfillment of which this Agreement may be terminated in accordance with Article XIII.

9.01 Representations and Warranties True at Closing. All representations and warranties made by Seller are true and correct in all material respects when given and on the Closing Date.

           9.02     Performance of Covenants. Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date.

           9.03     No Litigation. No suit or proceeding by a Person (who is not a Party hereto or an affiliate of a Party hereto) is pending before any court, administrative agency, governmental body or arbitration tribunal seeking to restrain, prohibit or restrict in any way the consummation of the transactions contemplated hereby, or to obtain damages or other relief in connection with this Agreement.

           9.04     Corporate Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the by the Board of Directors of Seller and, if required by Buyer, the shareholders of Seller.

           9.05     Schedules. The Schedules and Exhibits to this Agreement, which are required by this Agreement to be delivered to Buyer prior to Closing, shall have been delivered to Buyer in accordance with the terms and provisions hereof and shall be in form and substance mutually satisfactory to Seller and to Buyer.

9.06 Deliveries. Buyer shall have received the items to be delivered pursuant to Section 4.02(b).

ARTICLE X
CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

           Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth below, upon the non-fulfillment of which this Agreement may be terminated in accordance with Article XIII:

           10.01     Representations and Warranties True at Closing. All representations and warranties made by Buyer in this Agreement are true and correct in all material respects when given and on the Closing Date.

           10.02     Performance of Covenants. Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

           10.03     No Litigation. No suit or proceeding by a Person (who is not a Party hereto or an affiliate of a Party hereto) is pending before any court, administrative agency, governmental body, or arbitration tribunal seeking to restrain, prohibit or restrict in any way the consummation of the transaction contemplated hereby or to obtain damages or other relief in connection with this Agreement.

           10.04     Corporate Authority. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby shall have been approved by the Board of Directors of Buyer and the shareholders of Buyer.

           10.05     Schedules. The Schedules and Exhibits to this Agreement, which are required by this Agreement to be delivered to Seller prior to Closing, shall have been delivered to Seller in accordance with the terms and provisions hereof and shall be in form and substance mutually satisfactory to Seller and to Buyer.

10.06 Deliveries. Seller shall have received the items to be delivered pursuant to Section 4.02(a).

ARTICLE XI
TAX RETURN

           11.01     Tax Return. Each of Buyer and Seller shall honor all reasonable requests of the other for access to information relating to TWR's business operations in the possession of the other that will assist the requesting Party in preparation of a tax return relating to TWR's business operations for which the requesting Party is responsible, or in the defense of such a return in the event of a subsequent audit.

ARTICLE XII
INDEMNIFICATION

           12.01     Seller's Indemnification Covenants. Seller shall indemnify, defend, and save and keep Buyer, its affiliates, their officers, directors, employees and agents, and their successors and assigns, harmless against and from all liability, demands, claims, actions or causes of action, assessments, penalties, costs, or expenses, including reasonable attorneys' fees, sustained or incurred by Buyer, its affiliates, their officers, directors, employees or agents, or their successors or assigns:

(a) As a result of or arising out of or by virtue of any incorrect representation or breach of warranty made by Seller to Buyer in any closing document delivered to Buyer in connection herewith.

           12.02     Buyer's Indemnification Covenants. Buyer shall indemnify, defend, and save and keep Seller, its affiliates, their officers, directors, employees and agents, and their successors and assigns, harmless against and from all liability, demands, claims, actions or causes of action, assessments, penalties, costs, or expenses, including reasonable attorneys' fees, sustained or incurred by Seller, its affiliates, their officers, directors, employees or agents, or their successors or assigns:

(a) As a result of or arising out of or by virtue of any incorrect representation or breach of warranty made by Buyer to Seller in any closing document delivered to Seller in connection herewith; or

                      (b)     As a result of or arising out of or by virtue of Buyer's ownership or control of the TWR business operations from and after the Closing Date including without limitation, any mining or reclamation activities or other operations of Buyer following the Closing Date which failed or allegedly failed to comply with the requirements of any contract, lease or permit or with the requirements of any federal, state or local law, rule or regulation; or

                      (c)     As a result of or arising by virtue of any representation or warranty made to any third party by Buyer or any agent or representative of Buyer, arising from or related to any financing related to this Agreement or Buyer's acquisition of the SRC Interest.

           12.03     Notice of Indemnification. In the event any legal proceeding shall be instituted or any claim or demand shall be asserted for which payment may be sought by one Party hereto from the other Party under the provision of this Article XII (hereafter, "Claim"), the Party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such Claim of which it has knowledge and which is covered by this indemnity to be forwarded to the other Party (the "Indemnitor"). Any such notice shall state specifically the provision of this Agreement with respect to which the Claim is made, the facts giving rise to such Claim, and the amount of the liability asserted against the Indemnitor by reason of the Claim.

           12.04     Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to engage counsel of its choice and to defend against, negotiate, settle (but not without the prior consent of Indemnitee which consent as it relates solely to monetary damages shall not be unreasonably withheld) or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability, or damage indemnified against hereunder, and the Indemnitee shall cooperate fully with the Indemnitor.

ARTICLE XIII
TERMINATION

13.01 Methods of Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date as follows:

(a) By Mutual Consent. By mutual written consent of the Parties;

                      (b)     By Buyer Because of Conditions Precedent. By Buyer, if any condition set forth in Article IX of this Agreement has not been met or waived in writing as of the Closing Date, but such termination shall be in addition to and not by way of limitation of its rights and remedies at law and/or in equity; or

                      (c)     By Seller Because of Conditions Precedent. By Seller, if any condition set forth in Article X of this Agreement has not been met or waived in writing as of the Closing Date, but such termination shall be in addition to and not by way of limitation of its rights and remedies at law and/or in equity.

                      (d)     By Seller Upon Failure to Tender Deposit or Extension Payment. By Seller, if Buyer fails to tender the Deposit into escrow as required by Section 3.03(a) or if Buyer fails to pay the amount stated in Section 4.01 to extend the Closing Date.

                      (e)     Termination for Cause. By a Party, for a violation by the other Party of Section 2(e) of the Cinders Agreement (after receipt of written notice and a five (5) day opportunity to cure such violation).

           13.02     Expiration Date. Unless the Closing shall have been held on or before the Closing Date, as such date may be extended as provided for in Section 4.01, this Agreement shall terminate at 5:00 p.m. on August 18, 2006.

           13.03     Effect of Termination. If this Agreement expires or is terminated pursuant to its terms or for any other reason, neither Party hereto shall have any claim against the other and shall not be entitled to recover from the other party its costs and expenses ("Costs and Expenses") of any type, incurring with or arising out of the transactions contemplated by this Agreement, including payments by a Party to lawyers, accountants, brokers, or investment bankers; provided however, that if this Agreement is terminated by Seller for reasons other than as provided under Sections 13.01(c), Section 13.01(d) or 13.01(e), Buyer shall, as its sole and exclusive remedy, have the right to seek specific performance on the part of Seller. An integral part of the understanding between the Parties and part of the consideration between the Parties for entering into this Agreement is that if this Agreement fails to close for any reason, including termination of this Agreement by either Party, or as a consequence of an alleged breach of any Party, neither Party shall recover from nor shall be allowed to seek to recover from the other Party any damages or alleged damages nor any Costs and Expenses of any type from the other Party and each Party affirmatively waives the right to seek from the other Party such damages or such Costs and Expenses.

ARTICLE XIV
EXCLUDED ASSETS

           14.01     Excluded Assets. The Parties acknowledge and understand that the following are not assets of TWR and shall not be assets of TWR following the Closing. Rather, such assets are and shall remain the sole property of Seller, free and clear of any claim by Buyer or TWR.

(a) The Admiral Calder Quarry located in the State of Alaska; and

(b) The buildings and land located at 220 Industrial Street, Bakersfield, California.

ARTICLE XV
MISCELLANEOUS

           15.01     Rules of Construction. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed in each instance by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such agreements or instruments (without, however, limiting any stated prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of government authorities, Persons succeeding to their respective functions and capacities.

15.02 Expenses. Each Party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement.

           15.03     Governing Law. All questions concerning the construction, interpretation, validity and enforcement of this Agreement shall be governed, construed and enforced by the laws of the State of California without giving effect to any choice or conflict of law provisions or rules (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

           15.04     Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement (or any other document executed in connection with the transactions contemplated herein) or any of the rights or interests of the Parties hereunder shall be brought in the courts of the State of California located in the County of Kern and, by execution and delivery of this Agreement, the Parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction and venue of the aforesaid court(s). Each Party hereby irrevocably waives, in connection with any action or proceeding, any objection, including, without limitation, any objection to venue based on grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in the aforesaid jurisdiction and venue. Each Party hereby irrevocably consents to the service of process of the aforementioned court(s) in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

15.05 Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

           15.06     Notices and Addresses. Any notices required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) on the date of delivery, if personally delivered to the Party to whom notice is to be given; (ii) one (1) business day after mailing, if sent via overnight mail by a nationally recognized overnight delivery service, or if sent via email to the email address provided by a Party hereunder to the other for purposes of notice under this Agreement, or if sent by facsimile to a Party at the facsimile number provided below; or (iii) five (5) business days after mailing, if mailed to the Party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows.

If to Seller to:

Select Resources Corporation, Inc.
Attention: Chairman and Chief Executive Officer
4550 California Avenue, Suite 600
Bakersfield, California 93309
Facsimile: 661-864-0600
lynn@selectresources.us

with a copy to:

Luna & Glushon
Attention: Dennis R. Luna, Esq.
1801 Century Park East, Suite 2400
Los Angeles, California 9067-2326
Facsimile: 310-556-0444
dluna@lunaglushon.com

If to Buyer to:

Trans-Western Materials, Inc.
Attention: Mr. Marshall W. Pettit
5555 Business Park South, Suite 200
Bakersfield, California 93309
Facsimile: 661-327-1394
twmaterials@aol.com

with a copy to:

Duane Morris LLP
Attention: Joel N. Ephross, Esq.
Charles E. Harrell, Esq.
3200 Southwest Freeway, Suite 3150
Houston, Texas 77027
Facsimile: 713-402-3901
jneprhoss@duanemorris.com

                        Either Party may specify: (i) as its proper address any other street address within the continental limits of the United States or (ii) its email address, or (iii) its facsimile number, by giving notice to the other Party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address or email address or facsimile number.

15.07 No Assignment. This Agreement shall not be assignable by either Party.

           15.08    Final Agreement; Entire Agreement. This Agreement is the final agreement between the Parties and constitutes the entire agreement between them with respect to the subject hereof. This Agreement supersedes all prior agreements and understandings, written or oral, whether signed or unsigned, with respect to the subject matter hereof, including, but not limited to, that certain letter dated April 21, 2006 which discusses Buyer's purchase of the SRC Interest.

15.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, and all of which shall constitute one and the same instrument.

15.10 Amendment. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the Parties hereto.

           15.11    Public Announcements. The Parties hereto agree that neither Party will make any public announcement or statement with respect to the transaction contemplated by this Agreement without first consulting with the other Party hereto so as to agree upon the text of any public announcement or statement to be made. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of any stock exchange having jurisdiction over the disclosing Party.

           15.12    Further Assurances. After the Closing each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to assure more effectively to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

           15.13    Arbitration. In the event of breach by either Party of this agreement of any material term of this Agreement or in the event of a dispute arising under this Agreement, the parties agree to submit the controversy between the parties to binding arbitration in Kern County, California, under the commercial arbitration rules then existing of JAMS or its successor. Any award or decision obtained from any such arbitration proceeding shall be final and binding upon the parties, and the judgment upon any award thus obtained may be rendered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by either Party to this Agreement, except (i) to obtain preliminary injunctive relief or other temporary relief, (ii) an action to compel arbitration pursuant to this section, or (iii) an action to enforce any award obtained in an arbitration proceeding in accordance with this section. The award revenues by the arbitrator or arbitrators shall be final and judgment may be entered upon it in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and expenses in any arbitration between the Parties.

15.14 Schedules and Exhibits. All Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by reference.

15.15 Conflict with Exhibits. To the extent there is a conflict between this Agreement and the documents attached hereto as Exhibits, this Agreement shall prevail.

           15.16    Non-Waiver and Other Miscellaneous Matters. No delay on the part of Seller or Buyer in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Seller or Buyer of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, or waiver or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Seller and Buyer, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Consummation of the transaction contemplated herein shall not be deemed a waiver or a breach of any representation, warranty or covenant or of any Party's rights and remedies with regard thereto. No specific representation, warranty or covenant shall limit the generality or applicability of a more general representation, warranty or covenant. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general representation, warranty or covenant was not also breached.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

SELECT RESOURCES CORPORATION, INC.

By: _____________________________
Name: F. Lynn Blystone
Title: Chairman and Chief Executive Officer

BUYER:

TRANS-WESTERN MATERIALS, INC.

By: _____________________________
Name: Marshall W. Pettit
Title: President

LIST OF SCHEDULE AND EXHIBITS
To
Purchase and Sale Agreement

Schedule:

Schedule "A": Disclosure Schedule

Exhibits:

Exhibit "A": Mutual Release between Buyer, on the one hand, and Seller and Tri-Valley, on the other hand

Exhibit "B": Mutual Release between each Shareholder of Buyer, on the one hand, and Seller and Tri-Valley, on the other hand

Exhibit "C": Mutual Release between TWR, on the one hand, and Seller and Tri-Valley, on the other hand

Exhibit "D": Assignment, Conveyance and Bill of Sale

Exhibit "E": Non-Competition Agreement

Exhibit "F": Form of Resignation

Exhibit "G": Financial Statement

Exhibit "H": Equipment List

Exhibit "I": Permit List

FIRST AMENDMENT

TO PURCHASE AND SALE AGREEMENT

           THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of October 13, 2006, is entered into between TRANS-WESTERN MATERIALS, INC., a Washington corporation (the "Buyer"), and SELECT RESOURCES CORPORATION, INC., a Delaware corporation (the "Seller"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Purchase and Sale Agreement (defined below).

RECITALS

WHEREAS, the Buyer and Seller are party to that certain Purchase and Sale Agreement dated as of July 18, 2006 (the "PSA").

           WHEREAS, the Buyer and Seller desire to amend the PSA in order to provide for: (a) an extension of the Closing Date for a date after October 15, 2006 and (b) adjustments to the Purchase Price to reflect the terms of the extension.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, the receipt and adequacy of which are all hereby acknowledged, the Parties agree as follows:

AMENDMENTS TO PSA. The PSA is hereby amended as follows:

(a) Amendments to Section 3.02. Section 3.02 is amended and restated in its entirety as follows:

"3.02 Adjustments; Daily Price Increases. The Purchase Price shall be increased by the cash amount advanced by Seller to TWR for capital and operating expenditures incurred and paid for in accordance with the terms of the LLC Agreement from May 1, 2006 until the Closing Date, to support the operations of TWR, up to a maximum amount ("Purchase Price Adjustment") of Nine Hundred Seventy-Five Thousand United States Dollars (US$975,000) so long as the Closing occurs on or before August 31, 2006, and if the Closing occurs after August 31, 2006, the Purchase Price Adjustment will be increased by Ten Thousand United States Dollars (US$10,000) for each day that the Closing occurs after August 31, 2006, up to an including October 15, 2006. The Purchase Price Adjustment will be further increased by an amount equal to the "Daily Price Increases" as set forth below for each and every day that the Closing occurs after October 15, 2006.

(a) If the Closing occurs between October 16, 2006 to October 27, 2006, inclusive, the amount of the Daily Price Increases shall be zero.

(b) If the Closing occurs between October 28, 2006 to November 10, 2006, inclusive, the amount of the Daily Prices Increases shall be US$12,500 per day.

(c) If the Closing occurs between November 11, 2006 to November 17, 2006, inclusive, the amount of the Daily Prices Increases shall be US$15,000 per day

(d) If the Closing occurs between November 18, 2006 to November 22, 2006, inclusive, the amount of the Daily Prices Increases shall be US$20,000 per day. "

(c) Amendments to Section 3.03(b). Section 3.03(b) is amended and restated in its entirety as follows:

                    "(b)      At Closing, Buyer shall be obligated to deliver to Seller the sum of Nine Million United States Dollars (US$9,000,000) plus the amount of any adjustments as set forth in Section 3.02 by wire transfer to an account designated by Seller."

(d) Amendments to Section 4.01. Section 4.01 is amended and restated in its entirety as follows:

            "4.01    "Place and Time. The closing of the transaction contemplated by this Agreement ("Closing") shall occur when Seller is paid the Purchase Price. The Closing shall take place at the offices of Duane Morris, located at 633 West Fifth Street, Suite 4600, Los Angeles, California, at 10:00 a.m. local time, on or before August 18, 2006 ("Closing Date"). Said Closing Date shall, upon Buyer's written request, be extended for a period not to exceed thirty (30) calendar days by payment in advance to Seller of Five Thousand United States Dollars (US$5,000). Thereafter, the Closing Date shall be extended again for an additional period not to exceed thirty (30) calendar days, but not beyond October 15, 2006, by payment in advance to Seller of Seven Thousand Five Hundred United States Dollars (US$7,500). Thereafter, the Closing Date shall be extended again for an additional period ending on November 22, 2006, by payment to Seller, on or before October 16, 2006, of Forty Thousand United States Dollars (US$40,000). Each such payment is a payment, not a deposit, and is not refundable, and shall not be applied to the purchase price."

(e) Amendments to Article 8. Article 8 is amended to add a new Section 8.09 to read as follows:

            "8.09   Rudnick Lease Payment. Seller and Buyer by this clause hereby instruct TWR to deliver directly to lessor, on or before the close of business on October 17, 2006, a check in the amount of Twenty Five Thousand Five Hundred United States Dollars (US$25,000), made payable to the lessor of that certain lease known as the "Rudnick Lease", and provide reasonable evidence thereof to Buyer and to Seller. The above US$25,000 will be increased by the appropriate amount of interest (approximately US$225 on October 17, 2006) specified by the Rudnick Lease."

           CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective, without any other action by the parties hereto, immediately upon the last to occur of: (a) the execution hereof by each of the Parties hereto and (b) the payment to Seller in a timely manner (as provided by Section 4.01 of the PSA as amended by this Amendment) of the Forty Thousand United Stated Dollars (US$40,000) extension fee.

           REFERENCE TO PSA. Upon the effectiveness of this Amendment, each reference in the PSA to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the PSA, as affected and amended by this Amendment.

           COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

           GOVERNING LAW; BINDING EFFECT; ARBITRATION. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California and shall be subject to the arbitration provisions set forth in Section 15.13 of the PSA.

HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

           Final Agreement; Entire Agreement. The PSA as amended by this Amendment is the final agreement between the Parties and constitutes the entire agreement between them with respect to the subject hereof. The PSA as amended by this Amendment supersedes all prior agreements and understandings, written or oral, whether signed or unsigned, with respect to the subject matter hereof, including, but not limited to, that certain letter dated April 21, 2006 which discusses Buyer's purchase of the SRC Interest.

Remainder of page intentionally blank.
Signature pages follow.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

SELECT RESOURCES CORPORATION, INC.

By: _____________________________
Name: F. Lynn Blystone
Title: Chairman and Chief Executive Officer

BUYER:

TRANS-WESTERN MATERIALS, INC.

By: _____________________________
Name: Marshall W. Pettit
Title: President